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                                                                     EXHIBIT 2.2

                               FIRST AMENDMENT TO
                            STOCK PURCHASE AGREEMENT

         This First Amendment to Stock Purchase Agreement (this "Amendment") is made and entered into effective June 10, 2002, by and among GROUP 1 AUTOMOTIVE, INC., a Delaware corporation ("Buyer"), MILLER AUTOMOTIVE GROUP, INC., a California corporation ("Company"), FREDERIC HARRIS MILLER and BARBARA MILLER, Trustees of the Miller Trust of 1980 (Restated)("Fred Miller") and Mike Miller, an individual (collectively "Seller") who are the holders of One Hundred percent (100%) of the issued and outstanding shares of capital stock of Company ("Shares") are parties to that certain Stock Purchase Agreement dated April 22, 2002 (the "Purchase Agreement").

         WHEREAS, the Section 11.8 of the Purchase Agreement provides Sellers thirty (30) days from the date of the Purchase Agreement to provide Buyer with the Schedules to the Purchase Agreement; and

         WHEREAS, Sellers requested, and Buyer agreed to provide Sellers additional time to prepare the Schedules. The Sellers provided Buyer the Schedules on June 10, 2002;

         WHEREAS, Section 6.4(m) of the Purchase Agreement provides that the Due Diligence Deadline is sixty (60) days from the execution of the Purchase Agreement; and

         WHEREAS, the parties agree to amend the Purchase Agreement to extend the Due Diligence Deadline;

         NOW THEREFORE, For good and valuable consideration, and intending to be legally bound hereby, the parties agree as follows:

         1. All terms used in this Agreement with their initial letters capitalized shall have the meanings given to them herein, or if not specifically defined herein, in the Purchase Agreement.

         2. Section 6.4(m) of the Purchase Agreement is amended and restated in its entirety, to read as follows:

                  "6.4(m) Buyer will have completed its due diligence investigations of each Acquired Company and each leased premises on or before eighty (80) days from the execution date of this Agreement ("Due Diligence Deadline") and the results of such investigation has not revealed any material adverse conditions. Buyer shall be deemed satisfied with the due diligence investigation, unless Buyer notifies Sellers on or before the Due Diligence Deadline, that it wishes to terminate this Agreement;

         3. Except as expressly modified by this Amendment, the Purchase Agreement remains in full force and effect according to its terms.

         4. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.

         5. This Amendment will be governed by, construed and enforced in accordance with the laws of the state of California.


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         IN WITNESS WHEREOF, the parties have executed and delivered this
Agreement as of the date first above written.


                             "SELLERS"

                             FREDERIC HARRIS MILLER and BARBARA
                             MILLER, Trustees of the Miller Trust of 1980
                             (Restated)


                             By:
                                 -----------------------------------------------
                                      Frederic Harris Miller, Trustee


                             By:
                                 -----------------------------------------------
                                      Barbara Miller, Trustee


                             ----------------------------------------
                             Mike Miller, an individual

                             "COMPANY"
                             MILLER AUTOMOTIVE GROUP, INC.,
                             a California corporation


                             By:
                                 -----------------------------------------------
                                      Frederic H. Miller, Chairman of the Board

                             "BUYER"
                             Group 1 Automotive, Inc.


                             By:
                                 -----------------------------------------------
                                      John T. Turner, Executive Vice President





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